Camber Energy, Inc. 10-K

Exhibit 10.52

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated May 23, 2017, to be effective as of May 16, 2017, is by and between Camber Energy, Inc., a Nevada corporation (“Camber”), and Richard N. Azar, II (“Azar”).

WHEREAS, Camber and Azar are parties to a Consulting Agreement dated August 29, 2016 (as amended, the “Consulting Agreement”) in connection with Azar serving as Chairman of the Board of Directors of Camber;

WHEREAS, effective May 16, 2017, Azar no longer serves as Chairman of the Board; and

WHEREAS, Camber and Azar desire to terminate the Consulting Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Termination of the Consulting Agreement. As of the effective date, each party hereto agrees that the Consulting Agreement is terminated in its entirety and further agrees that neither party is entitled to any compensation, damages or other remedy or obligation arising out of or in connection with the Consulting Agreement.

2.

Miscellaneous.

(a)

Successors and Assigns. This Agreement and all covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any party hereto, shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other parties hereto.

(b)

Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict provision or rule that would cause the laws of any jurisdiction other than the State of Texas to be applied. In furtherance of the foregoing, the internal law of the State of Texas shall control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(c)

Counterparts. The parties hereto may execute this Agreement in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart to this Agreement.

(d)

Headings. The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

(e)

Severability. In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision or provisions had never been contained herein.

(f)

Waiver of Jury Trial. Each party hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CAMBER ENERGY, INC.

By:	/s/ Anthony C. Schnur
Name:	Anthony C. Schnur
Title:	CEO

/s/ Richard N. Azar, II
Richard N. Azar, II